QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan of Cerus Corporation of our report dated January 25, 2001, except for Note 10 as to which the date is February 12, 2001, with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Walnut Creek, California
June 12, 2001

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS